Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - February 2005

Series	2002-1 *	2003-2
Deal Size	$300 MM	$500 MM
Expected Maturity	04/15/05	04/17/06

Yield	13.33%	19.52%
Less: Coupon	3.35%	4.26%
Servicing Fee	0.91%	1.50%
Net Credit Losses	3.95%	6.54%
Excess Spread:
February-05	5.12%	7.22%
January-05	6.84%	7.20%
December-04	8.39%	6.92%
Three month Average Excess Spread	6.78%	7.11%

Delinquency:
30 to 59 days	1.78%	1.78%
60 to 89 days	1.13%	1.13%
90 + days	2.49%	2.49%
Total	5.40%	5.40%

Payment Rate	9.92%	9.92%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.